Exhibit 21.1

              SUBSIDIARIES OF TOTAL ENTERTAINMENT RESTAURANT CORP.
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                              AS OF MARCH 19, 1999
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Total Entertainment Restaurant Corp.
F&H Restaurant Corp.
TENT Finance, Inc.
Bailey's Sports Grille, Inc.
Fox & Hound, Inc.
Fox & Hound II, Inc.
Alabama Fox & Hound, Inc.
Fox & Hound of Colorado, Inc.
F&H Restaurant of Georgia, Inc.
Fox & Hound of Illinois, Inc.
Fox & Hound of Indiana, Inc.
F&H of Iowa, Inc.
Fox & Hound of Kansas, Inc.
Fox & Hound of Louisiana, Inc.
Fox & Hound of Michigan, Inc.
Fox & Hound of Missouri, Inc.
Fox & Hound of Nebraska, Inc.
Fox & Hound of North Carolina, Inc.
Fox & Hound of Ohio, Inc.
Pennsylvania Fox & Hound, Inc.
Fox & Hound of Tennessee, Inc.
Fox & Hound of Texas, Inc.
F&H Dallas, L.P.
Midway Entertainment, Ltd.
N. Collins Entertainment, Ltd.
505 Entertainment, Ltd.
N. Collins Beverage, Inc.
505 Beverage, Inc.
Fox & Hound of San Antonio, Ltd.
Fox & Hound of Lubbock, Ltd.
Fox & Hound of Houston, Ltd.
Fox & Hound of Lewisville, Ltd.